Exhibit 10.16

AMENDMENT NO. 2

TO LEASE

THIS AMENDMENT NO. 2 is made and entered into this 7TH day of April, 2000, by and between A&P FAMILY INVESTMENTS, a California general partnership, as LANDLORD, and NEOMAGIC CORPORATION, a California corporation, as TENANT.

RECITALS

A.     WHEREAS, by Lease Agreement dated February 5, 1996 Landlord leased to Tenant all of that certain 45,000+ square foot building located at 3260 Jay Street, Santa Clara, California, the details of which are more particularly set forth in said February 5, 1996 Lease Agreement, and

B.      WHEREAS, said Lease was amended by the Commencement Letter dated May 7, 1996 which confirmed the May 1, 1996 Lease Commencement Date and the April 30, 2003 Lease Termination Date, and,

C.      WHEREAS, said lease was amended by Amendment No. 1 dated October 15, 1997, which amended the Lease by adding a co-terminous paragraph and a cross default paragraph in relation to a separate lease agreement dated October 9, 1997 between the parties hereto, and

D.                 WHEREAS, it is now the desire of the parties hereto to amend the Lease by amending the Basic Rent Schedule and Aggregate Rent under the Lease as hereinafter set forth.

AGREEMENT

NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:

1.     BASIC RENT:  As an accommodation to Tenant, Landlord has agreed to allow Tenant to sublease one hundred percent of the Leased Premises for a period of two years, commencing April 15, 2000 through April 14, 2002.  In consideration for Landlord’s approval, the Basic Rent due for the last year of the Lease Term shall be increased by $1.20 per square foot per month, and the total monthly Basic Rent shall be amended as follows:

                On June 1, 2002, the sum of ONE HUNDRED THIRTY TWO THOUSAND SEVEN HUNDRED FIFTY AND NO/100 DOLLARS ($132,750.00) shall be due, and a like sum due on the first day of each month thereafter, through and including May 1, 2003.

                The Aggregate Rent shall be increased by $648,000.00, or from $5,833,832.66 to $6,481,832.66.

EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of said February 5, 1996 Lease Agreement shall remain in full force and effect.

                IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 2 to Lease as of the day and year last written below.

LANDLORD:	TENANT:

A&P FAMILY INVESTMENTS	NEOMAGIC CORPORATION
a California corporation
RICHARD T. PEERY 1976 CHILDRENS TRUST

By	By
John Arrillaga, as General Partner

Date:	Print Name/Title

Date:

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